Exhibit 99.1

PRESS RELEASE

October 27, 2009

CONTACT:	ECB Bancorp, Inc.
Gary M. Adams, Chief Financial Officer
(252) 925-5525
(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2009 Third Quarter Financial Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NASDAQ:ECBE) (“ECB” or the “Company”) today announced its results for the three and nine months ended September 30, 2009.

2009 Third Quarter Financial Highlights

For the three months ended September 30, 2009, net income was $346,000, which compares to net income for the three months ended September 30, 2008 of $1,009,000. After adjusting for $263,000 in preferred stock dividends and accretion of warrant discount, net income available to common shareholders for the three months ended September 30, 2009 was $83,000 or $0.03 per diluted share compared to $0.35 per diluted share for the three months ended September 30, 2008.

For the nine months ended September 30, 2009, net income was $2,399,000, which compares to net income for the nine months ended September 30, 2008 of $3,157,000. After adjusting for $738,000 in preferred stock dividends and accretion of warrant discount, net income available to common shareholders for the nine months ended September 30, 2009 was $1,661,000 or $0.58 per diluted share compared to $1.09 per diluted share for the same period in 2008.

Other Financial Highlights include:

•	Consolidated assets increased 11.8% to $858,737,000 at September 30, 2009 from $767,768,000 at September 30, 2008.

•	Gross loans increased 9.4% to $573,837,000 at September 30, 2009 from $524,337,000 at September 30, 2008.

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•	Deposits increased 12.5% to $696,633,000 at September 30, 2009 from $619,019,000 at September 30, 2008.

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Net interest income increased 33.5% to $7,076,000 for the three months ended September 30, 2009 from $5,300,000 for the same three month period a year ago. For the nine months ended September 30, 2009, net interest income increased 26.3% to $19,730,000 compared to $15,617,000 for the first nine months of 2008.

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Non-interest income for the three months ended September 30, 2009 was $1,954,000, an increase of 4.8% compared to $1,865,000 for the same three month period a year ago. For the nine months ended September 30, 2009, non-interest income increased 3.4% to $5,709,000 compared to $5,523,000 for the same period in 2008.

•	During the quarter the Company declared a common stock dividend of $0.1825 per share, or $0.73 per share on an annualized basis, representing an identical dividend for 2009 as declared in 2008.

A. Dwight Utz, President and Chief Executive Officer, stated: “Although reported earnings in the third quarter of 2009 were down relative to the third quarter of 2008, many of the fundamentals were decidedly positive. For example, net interest income increased to an all time record of $7,076,000, up 33.5% from $5,300,000 in the third quarter of 2008, and benefitted from both strong average earning asset growth and a higher net interest margin, which began improving early this year.”

Mr. Utz continued, “From a credit quality standpoint, economic conditions remain challenging, and we have not been immune to these pressures. As of September 30, 2009, nonperforming assets were $18,563,000, or 2.16% of assets, versus $12,593,000, or 1.64% of assets, at September 30, 2008. However, we are encouraged that the rate of sequential quarterly increases in nonperforming assets has been moderating, and that charge-offs, although still higher than normal, declined for the second consecutive quarter. Furthermore, we have significantly strengthened our reserve position. The allowance for loan losses at September 30, 2009 was 1.36% of loans, versus 1.02% at June 30, 2009 and 0.97% at September 30, 2008. Although we expect delinquencies to remain elevated, we continue to believe the Bank is well reserved given our secured collateral positions.”

Mr. Utz concluded, “Looking ahead, we remain optimistic that ECB Bancorp will emerge from this difficult economic environment as a stronger and, ultimately, more profitable company. Many of the efficiencies we have achieved will pay dividends for many years to come, which should become increasingly apparent as the economy stabilizes. In the meantime, we will protect our strong capital position through controlled growth and an ongoing adherence to responsible lending.”

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About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 24 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, pressures on the earnings, capital and liquidity of financial institutions in general resulting from current and future conditions in the credit and equity markets, the financial success or changing strategies of the Company’s customers, actions of government regulators, the level of market interest rates, weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business, changes in general economic conditions and the real estate values in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral). Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend to, update these forward-looking statements.

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See 3 pages of financial information attached

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

September 30, 2009, December 31, 2008 and September 30, 2008

(Dollars in thousands, except per share data)

	September 30, 2009	December 31, 2008*	September 30, 2008
	(unaudited)		(unaudited)
Assets
Non-interest bearing deposits and cash	$13,925	$15,897	$15,679
Interest bearing deposits	871	902	1,376
Overnight investments	1,600	-	20,875

Total cash and cash equivalents	16,396	16,799	37,930

Investment securities
Available-for-sale, at market value (cost of $213,714, $237,638 and $156,771 at September 30, 2009, December 31, 2008 September 30, 2008, respectively)	218,591	239,709	154,077

Loans	573,837	538,836	524,337
Allowance for loan losses	(7,800)	(5,931)	(5,077)

Loans, net	566,037	532,905	519,260

Real estate and repossessions acquired in settlement of loans, net	6,039	3,724	697
Federal Home Loan Bank common stock, at cost	5,116	3,859	3,859
Bank premises and equipment, net	25,400	25,737	25,250
Accrued interest receivable	5,082	4,663	5,076
Bank owned life insurance	8,593	8,347	8,271
Other assets	7,483	6,108	13,348

Total	$858,737	$841,851	$767,768

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$102,335	$90,197	$94,308
Demand, interest bearing	117,769	99,011	95,238
Savings	19,958	16,882	17,416
Time	456,571	423,062	412,057

Total deposits	696,633	629,152	619,019

Payable, settlement for securities purchased	-	53,426	-
Accrued interest payable	1,466	2,889	2,972
Short-term borrowings	46,989	57,716	45,674
Long-term obligations	21,000	26,000	26,000
Other liabilities	4,713	4,725	8,017

Total liabilities	770,801	773,908	701,682

Shareholders’ equity
Preferred stock, Series A	17,080	-	-
Common stock, par value $3.50 per share	9,968	9,956	10,108
Capital surplus	25,792	25,707	26,372
Warrant	878	-	-
Retained earnings	31,238	31,026	31,283
Accumulated other comprehensive income (loss)	2,980	1,254	(1,677)

Total shareholders’ equity	87,936	67,943	66,086

Total	$858,737	$841,851	$767,768

Common shares outstanding	2,847,881	2,844,489	2,887,996
Common shares authorized	10,000,000	10,000,000	10,000,000
Preferred shares outstanding	17,949	-	-
Preferred shares authorized	2,000,000	-	-
*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Income Statements

For three and nine months ended September 30, 2009 and 2008

(Dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$7,807	$7,812	$22,820	$23,574
Interest on investment securities:
Interest exempt from federal income taxes	354	330	1,005	990
Taxable interest income	2,122	1,605	6,959	4,429
Dividend income	37	54	67	205
Other interest income	-	73	3	188

Total interest income	10,320	9,874	30,854	29,386

Interest expense:
Deposits:
Demand accounts	224	209	609	690
Savings	12	23	34	68
Time	2,742	3,766	9,510	11,337
Short-term borrowings	95	388	403	1,237
Long-term obligations	171	188	538	437
Other interest expense	-	-	30	-

Total interest expense	3,244	4,574	11,124	13,769

Net interest income	7,076	5,300	19,730	15,617
Provision for loan losses	2,675	440	5,425	1,340

Net interest income after provision for loan losses	4,401	4,860	14,305	14,277

Noninterest income:
Service charges on deposit accounts	932	882	2,724	2,587
Other service charges and fees	330	411	947	1,085
Mortgage origination brokerage fees	153	207	680	844
Net gain on sale of securities	444	118	1,032	212
Income from bank owned life insurance	82	76	246	241
Other operating income	13	171	80	554

Total noninterest income	1,954	1,865	5,709	5,523

Noninterest expenses:
Salaries	2,061	2,064	6,135	6,083
Retirement and other employee benefits	416	863	1,869	2,542
Occupancy	474	478	1,403	1,389
Equipment	465	433	1,284	1,269
Professional fees	123	168	522	464
Supplies	53	70	164	225
Telephone	168	177	458	515
FDIC deposit insurance	306	98	1,216	265
Other operating expenses	2,097	1,125	4,068	3,022

Total noninterest expenses	6,163	5,476	17,119	15,774

Income before income taxes	192	1,249	2,895	4,026
Income taxes	(154)	240	496	869

Net Income	346	1,009	2,399	3,157

Preferred stock dividends	224	-	630	-
Accretion of discounts	39	-	108	-

Income available to common stockholders	$83	$1,009	$1,661	$3,157

Net income per share – basic	$0.03	$0.35	$0.58	$1.09

Net income per share – diluted	$0.03	$0.35	$0.58	$1.09

Weighted average shares outstanding - basic	2,845,343	2,883,121	2,843,962	2,895,512

Weighted average shares outstanding - diluted	2,847,053	2,888,466	2,845,630	2,901,730

ECB Bancorp, Inc. Supplemental Quarterly Financial Data (unaudited)

(Dollars in thousands, except per share data)

	09/30/2009	06/30/2009	03/31/2009	12/31/2008	09/30/2008
Income Statement Data:
Interest income	$10,320	$10,305	$10,229	$9,712	$9,874
Interest expense	3,244	3,663	4,217	5,056	4,574

Net interest income	7,076	6,642	6,012	4,656	5,300
Provision for loan losses	2,675	2,000	750	1,110	440
Net after provision expense	4,401	4,642	5,262	3,546	4,860
Noninterest income	1,954	1,792	1,963	1,219	1,865
Noninterest expense	6,163	5,484	5,472	4,792	5,476
Income (loss) before income taxes	192	950	1,753	(27)	1,249

Income taxes	(154)	150	500	(289)	240

Net Income	346	800	1,253	262	1,009
Preferred stock dividend & accretion of discount	263	268	207	-	-

Net Income available to common shareholders	$83	$532	$1,046	$262	$1,009

Per Share Data and Shares Outstanding:
Net income – basic	$0.03	$0.19	$0.37	$0.09	$0.35
Net income – diluted	0.03	0.19	0.37	0.09	0.35
Cash dividends	0.1825	0.1825	0.1825	0.1825	0.1825
Book value at period end	24.88	24.17	24.58	23.89	22.88
Dividend payout ratio	608.33%	96.05%	49.32%	202.78%	52.14%
Weighted-average number of common shares shares outstanding:
Basic	2,845,343	2,844,489	2,842,017	2,851,292	2,883,121
Diluted	2,847,053	2,846,359	2,843,398	2,857,712	2,888,466
Shares outstanding at period end	2,847,881	2,844,489	2,844,489	2,844,489	2,887,996

Balance Sheet Data:
Total assets	$858,737	$877,465	$865,383	$841,851	$767,768
Loans - gross	573,837	566,601	550,639	538,836	524,337
Allowance for loan losses	7,800	5,787	4,828	5,931	5,077
Investment securities	218,591	232,521	247,663	239,709	154,077
Interest earning assets	800,015	815,778	806,045	783,306	704,524
Premises and equipment, net	25,400	25,340	25,482	25,737	25,250
Total deposits	696,633	703,467	688,082	629,152	619,019
Short-term borrowings	46,989	60,191	62,161	57,716	45,674
Long-term obligations	21,000	21,000	21,000	26,000	26,000
Shareholders’ equity	87,936	85,792	86,925	67,943	66,086

Selected Performance Ratios (annualized):
Return on average assets	0.16%	0.37%	0.58%	0.14%	0.54%
Return on average shareholders’ equity	1.59%	3.64%	5.98%	1.59%	6.23%
Net interest margin	3.58%	3.37%	3.12%	2.70%	3.14%
Efficiency ratio	66.25%	63.08%	66.52%	80.93%	73.81%

Asset Quality Ratios:
Nonperforming loans to period-end loans	2.18%	1.83%	1.43%	1.85%	2.27%
Allowance for loan losses to period-end loans	1.36%	1.02%	0.88%	1.10%	0.97%
Allowance for loan losses to nonperforming loans	62%	56%	61%	59%	43%
Net charge-offs to average loans (annualized)	0.47%	0.74%	1.37%	0.19%	0.08%

Capital Ratios:
Equity-to-assets ratio	10.24%	9.78%	10.04%	8.07%	8.61%
Leverage Capital Ratio	9.81%	9.76%	9.87%	8.65%	9.00%
Tier 1 Capital Ratio	13.16%	13.20%	13.54%	10.83%	11.31%
Total Capital Ratio	14.37%	14.09%	14.31%	11.80%	12.16%